SCOTT BEGGS & COMPANY
                          Certified Public Accountant
                                Established 1986
304 E. Cameron Avenue                                          137 N. 8th Avenue
Kellogg, ID  83837                                         St. Maries, ID  83861
208-784-1124                                                        208-245-4117
208-783-0304 Fax                                                Fax 208-245-1817
800-403-1124 Toll-Free

E-Mail: SilverValley@Beggs-CPA.com                        StMaries@Beggs-CPA.com
www.beggs-cpa.com

22 May 2002

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

Commissioners:

We have read the statements made by Intrepid Technologies and Resources, Inc., which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report dated May 22, 2002. We agree with the statements concerning our Firm in such Form 8-K.

Thank you.

Sincerely,

/s/ Scott Beggs & Company
-------------------------
Scott Beggs & Company
Certified Public Accountant